Exhibit 10.17

Recro Pharma, Inc.

Summary of Compensation Arrangement for the Board of Directors

for Non-Employee Directors

CASH COMPENSATION
Board	Title	Amount	Term
	Chairperson	$40,000	per year, paid quarterly
	Member	$20,000	per year, paid quarterly

Committee	Title	Amount	Term
Audit	Chairperson	$15,000	per year, paid quarterly
	Member	$7,500	per year, paid quarterly
Compensation	Chairperson	$15,000	per year, paid quarterly
	Member	$7,500	per year, paid quarterly
Nominating and Corporate Governance	Chairperson	$7,500	per year, paid quarterly
	Member	$3,500	per year, paid quarterly

OPTIONS
Grant	Amount	Term
Initial Grant	20,000	options vest in equal annual installments over three years from the grant date
Annual Grants	10,000	vesting on the one year anniversary of the grant date